SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D. C.  20549

                           FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  November 30, 1995


                    Checkpoint Systems, Inc.
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      (Exact name of registrant as specified in its charter)


                          Pennsylvania
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   (State or other jurisdiction of incorporation or organization)



          1-11257                               22-1895850
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   (Commission File Number)            (I.R.S.Employer Identification No.)



      101 Wolf Drive, PO Box 188       Thorofare, New Jersey 08086
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                (Address of principal executive offices)



                                 (609) 848-1800
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                (Registrant's telephone number, including area code)


                                           N/A
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               (Former name or address, if changed since last report)

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  Item 2.    Acquisition or Disposition of Assets
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             On November 30, 1995, Registrant consummated its acquisition of all of the issued and outstanding capital stock of Actron Group Limited ("Actron"), based in the United Kingdom. The purchase price was $54 million subject to certain adjustments as set forth below.

             Pursuant to the Stock Purchase Agreement (the "Agreement"),
  $5.4 million was placed in an interest bearing escrow account for a period of two years. To the extent that net assets (as defined in the Agreement) are less than $16.5 million the purchase price will be reduced by $1 for each $1 of shortfall. In addition, if contract losses (as defined in the Agreement) exceed $1 million, the purchase price shall be reduced
  $1 for each $1 of contract losses in excess of $1 million. Also, if net sales (as defined in the Agreement) for the year 1994 are less than $48 million, the purchase price shall be reduced $1.25 for each $1 of net sales below $48 million.

             The purchase price was determined as a result of arms length bargaining between the parties taking into account the business and prospects of each party and the anticipated synergies between the businesses.

             The purchase price was paid in cash from available corporate funds. There is no material relationship between the Registrant, its affiliates, officers or directors and any affiliate, officer or director of Actron. As a result of the acquisition various litigation in Switzerland and New Jersey between the parties will be terminated.

             Actron is a major European and Pacific Rim supplier of Radio Frequency based Electronic Article Surveillance ("EAS")Equipment. The Company believes that the acquisition of Actron will allow the combined organization to continue to expand the market for source tagging where EAS labels are imbedded in product packaging at the point of manufacture. Actron's primary markets compliment Checkpoints European and Pacific Rim operations and establish critical mass in Radio Frequency product offerings worldwide.

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     Item 7.   Financial Statements and Exhibits
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               (a),(b)  It is impracticable to provide the financial
  statements and pro forma financial information required by Items
  7(a) and 7(b) of Form 8-K for Actron Group Limited at this time. Accordingly, no such financial statements are being filed with this Current Report on Form 8-K. Rather, such financial statements and information will be filed by amendment hereto as soon as practicable, but not later than sixty (60) days after the date on which this Current Report on Form 8-K must be filed.


               (c)  Exhibits.
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                    Filed herewith as an Exhibit to this Form 8-K is the
   Agreement for Sale and Purchase of Actron Group Limited between the Registrant and ADT (UK) Limited and ADT Limited.


                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     December 15, 1995

     CHECKPOINT SYSTEMS, INC.
     /s/Steven G. Selfridge
     Steven G. Selfridge
     Senior Vice President - Operations
     and Chief Financial Officer

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                      CHECKPOINT SYSTEMS, INC.
                              FORM 8-K
                          INDEX TO EXHIBITS
                         ------------------


  The following documents are filed as part of this Form 8-K.

                                                             SEQUENTIALLY
                                                               NUMBERED
  EXHIBIT NO.  EXHIBIT                                          PAGES
  -----------  --------------------------------------------   -----------
  EXHIBIT 10   (a) Agreement for sale and purchase of Actron
                   Group Limited between Registrant and
                   ADT (UK) Limited and ADT Limited.

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